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                                  EXHIBIT 23.2


                               CONSENT OF EXPERTS




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Emerald Financial Corp
S-3 Registration

                           KPMG Peat Marwick LLP

                                    1500 National City Center
                                    1900 East Ninth Street
                                    Cleveland, OH  44114-3495



               CONSENT OF KPMG PEAT MARWICK, INDEPENDENT AUDITORS




We consent to the use of our report incorporated herein by reference.






                                               /s/ KPMG PEAT MARWICK, LLP






Cleveland, Ohio
May 20, 1998


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                          INDEPENDENT AUDITORS' CONSENT


Emerald Financial Corp.

         We consent to the incorporation by reference in this Registration Statement of Emerald Financial Corp. on Form S-3 of our report dated January 25, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for mortgage servicing rights), incorporated by reference in the Annual Report on Form 10-K of Emerald Financial Corp. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP


Cleveland, Ohio
May 20, 1998